EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
§906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report of Helix Energy Solutions Group, Inc. (“Helix”) on Form 10-K for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, A. Wade Pursell, Senior Vice President and Chief Financial Officer of Helix, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Helix.

Date: March 1, 2007	/s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Helix and will be retained by Helix and furnished to the Securities and Exchange Commission or its staff upon request.
     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.